UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2012

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia	30313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareowners of The Coca-Cola Company (the “Company”) was held on Tuesday, July 10, 2012, in Atlanta, Georgia.

The sole matter submitted to a vote of the shareowners at the meeting was a proposal to amend Article FOURTH of the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock of the Company from 5,600,000,000 shares, par value $.25 per share, to 11,200,000,000 shares, par value $.25 per share, and to effect a two-for-one stock split of the issued Common Stock of the Company.  The voting results were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON- VOTES
1,850,430,112	9,952,132	2,235,396	—

A copy of the Company’s press release regarding the two-for-one stock split is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1         Press Release of The Coca-Cola Company, dated July 10, 2012, regarding shareowner approval of two-for-one stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: July 10, 2012	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President, General Counsel and Chief Legal Counsel